Exhibit 10.11

May 25, 2024

Mr. Stanton Ross

Chairman and Chief Executive Officer

Digital Ally, Inc.

15612 College Blvd.

Lenexa, KS 66219

Dear Mr. Ross:

Reference is made to that certain engagement letter, dated May 20, 2023, between Digital Ally, Inc. (the “Company”) and Maxim Group LLC (“Maxim”) (the “Engagement Letter”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Engagement Letter. It is agreed that the Engagement Letter remains in full force and effect, except as provided for below:

1. The Success Fee referenced in Section 3(b) of the Engagement Letter shall be three percent (3.0%) rather than three and one-half percent (3.5%).

2. The Company and Clover Leaf Capital Corp. (“Clover”) hereby acknowledge and agree that the Success Fee referenced in Section 3(b) of the Engagement Letter shall be payable to Maxim in securities of the post-Transaction company, and such securities shall be afforded the registration rights set forth in Section 3(b) of the Engagement Letter by the post-Transaction company.

Except as specifically modified herein, the provisions, terms, conditions and definitions in the Engagement Letter shall remain in full force and effect.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Ritesh Veera
Name:	Ritesh Veera
Title:	Co-head of Investment Banking

ACCEPTED AND AGREED TO:

DIGITAL ALLY, INC.

By:	/s/ Stanton Ross
	Name:	Stanton Ross
	Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED TO AS TO SECTION 2:

CLOVER LEAF CAPITAL CORP.

By:	/s/ Felipe MacLean
	Name:	Felipe MacLean
	Title:	Chief Executive Officer